Exhibit 99.2

STEADFAST APARTMENT REIT III, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 2, 2020
Proxy is Solicited by the Board of Directors

Please Vote by March 1, 2020

The undersigned stockholder of Steadfast Apartment REIT III, Inc., a Maryland corporation, hereby appoints Rodney F. Emery and Ana Marie del Rio, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders of Steadfast Apartment REIT III, Inc. to be held on Monday, March 2, 2020 at 3:30 p.m. local time, at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Steadfast Apartment REIT III, Inc.'s board of directors (the "Board"). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendations of the Board or in the absence of a recommendation, in their discretion.

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

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Signature and Title, if applicable

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Additional signature (if held jointly)

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Date

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

L PXY-SP STARIII-V3

Please fold here so address on reverse will show through the window in the Business Reply Envelope—Do not separate

Scan code for mobile voting

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/STARIII**
- Cast your vote online.
- **Have your Proxy Card ready.**
- Follow the simple instructions to record your vote.

PHONE
Call **1-866-858-9527**
- Use any touch-tone telephone.
- **Have your Proxy Card ready.**
- Follow the simple recorded instructions.

MAIL
- Mark, sign and date your Proxy Card.
- Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.

CONTROL NUMBER

STEADFAST
APARTMENT REIT III
P.O. BOX 8035, CARY, NC 27512-9916

JOHN Q SAMPLE
123 MAIN STREET
ANYTOWN, USA XXXXX-XXXX

EVERY STOCKHOLDER’S VOTE IS IMPORTANT! This communication presents only an overview of the more complete proxy materials that are available to you in this packet and on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement is available at: www.proxypush.com/STARIII PLEASE AUTHORIZE YOUR PROXY TODAY! PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3. IF NO SPECIFICATIONS ARE MADE, SUCH PROXY WILL BE VOTED “FOR” ALL PROPOSALS LISTED. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE: 1. A proposal to approve the merger of Steadfast Apartment REIT III, Inc. with and into SIII Subsidiary, LLC, a wholly owned subsidiary of Steadfast Apartment REIT, Inc., pursuant to the Agreement and Plan of Merger, dated as of August 5, 2019, by and among Steadfast Apartment REIT III, Inc., Steadfast Apartment REIT, Inc. and their respective subsidiaries, which we refer to as the “STAR III Merger Proposal.” Please fold here—Do not separate PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916 ** BE SURE TO HAVE THE BELOW ADDRESS SHOW THROUGH THE WINDOW OF THE ENCLOSED BUSINESS REPLY ENVELOPE ** PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE L PXY-SP STARIII-V3 FOR AGAINST ABSTAIN 2. A proposal to approve the amendment of the charter of STAR III to remove the provision related to “Roll-Up Transactions” in connection with the STAR III Merger, which we refer to as the “STAR III Charter Amendment Proposal.” 3. A proposal to adjourn the STAR III Special Meeting to solicit additional proxies in favor of the STAR III Merger Proposal and/or the STAR III Charter Amendment if there are not sufficient votes to approve the STAR III Merger Proposal and/or STAR III Charter Amendment Proposal, if necessary and as determined by the chair of the STAR III Special Meeting.